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                                                                    EXHIBIT 24.1


                                POWER OF ATTORNEY


         Each person whose signature appears below hereby constitutes and appoints J. ROBERT GRIFFIN, as his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities indicated below, to sign this Registration Statement and any or all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and applicable state securities administrators, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


Dated:   July ___, 1996                     ___________________________________
                                            Mark R. Mandel, Director



Dated:   July ___, 1996                     ___________________________________
                                            Donald G. Johnson, Director



Dated:   July ___, 1996                     ___________________________________
                                            Gary M. Kawesch, Director



Dated:   July ___, 1996                     ___________________________________
                                            Murray D. Watson, Director



Dated:   July ___, 1996                     ___________________________________
                                            Thomas A. Schultz, Director